Exhibit (h)(4)(xvii)

FORM OF

AMENDMENT NO. 8

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 8, dated as of [September XX, 2007] (“Amendment No. 8”), to the Amended and Restated Participation Agreement, dated as of July 15, 2002, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), AXA Equitable Life Insurance Company, AXA Distributors, LLC and AXA Advisors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios: The [Income Portfolio], [Income and Growth Portfolio], [Balanced Portfolio], [Moderate Growth Portfolio] and [Aggressive Growth Portfolio] shall be included as new Portfolios in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Removed Portfolios: All references to the EQ/Small Company Growth Portfolio, EQ/Small Cap Value Portfolio, EQ/Cap Guardian U.S. Equity Portfolio, EQ/AllianceBernstein Growth and Income Portfolio, EQ/Janus Large Cap Growth Portfolio, and EQ/Wells Fargo Montgomery Small Cap Portfolio.

3.	Name Changes: The names of the EQ/Enterprise Moderate Allocation Portfolio and EQ/TCW Equity Portfolio are changed to the All Asset Allocation Portfolio and the EQ/T. Rowe Price Growth Stock Portfolio, respectively.

4.	Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 8 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:		By:
	Name: Brian Walsh		Name: Steven M. Joenk
	Title: Chief Financial Officer		Title: Senior Vice President

AXA DISTRIBUTORS, LLC		AXA ADVISORS, LLC

By:		By:
	Name: James Shepherdson		Name: Andrew McMahon
	Title: Chief Executive Officer		Title: Chairman

SCHEDULE B

AMENDMENT NO. 8

AMENDED AND RESTATED PARTICIPATION AGREEMENT

EQ/AllianceBernstein Common Stock Portfolio

EQ/AllianceBernstein Intermediate Government Securities Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Large Cap Growth Portfolio

EQ/AllianceBernstein Quality Bond Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/AllianceBernstein Value Portfolio

EQ/Ariel Appreciation II

EQ/AXA Rosenberg Value Long/Short Portfolio

EQ/BlackRock Basic Value Equity Portfolio (formerly, EQ/Mercury Basic Value Equity)

EQ/BlackRock International Value Portfolio (formerly, EQ/Mercury International Value)

EQ/Bond Index Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Caywood-Scholl High Yield Bond Portfolio

EQ/Davis New York Venture Portfolio

All Asset Allocation Portfolio (formerly EQ/Enterprise Moderate Allocation Portfolio)

EQ/Equity 500 Index Portfolio

EQ/Evergreen International Bond Portfolio

EQ/Evergreen Omega Portfolio

EQ/FI Mid Cap Portfolio

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/Franklin Templeton Founding Strategy Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Government Securities Portfolio

EQ/International ETF Portfolio

EQ/International Growth Portfolio

EQ/JPMorgan Core Bond Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Long Term Bond Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Marsico Focus Portfolio

EQ/Money Market Portfolio

EQ/Montag & Caldwell Growth Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/PIMCO Real Return Portfolio

EQ/Short Duration Bond Portfolio

EQ/Small Company Index Portfolio

EQ. T. Rowe Price Growth Stock Portfolio (formerly, EQ/TCW Equity Portfolio)

EQ/Templeton Growth Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

MarketPLUS International Core Portfolio (formerly EQ/Capital Guardian International Portfolio)

MarketPLUS Large Cap Core Portfolio (formerly, EQ/MFS Investors Trust Portfolio)

MarketPLUS Large Cap Growth Portfolio (formerly, EQ/MFS Emerging Growth Companies Portfolio)

MarketPLUS Mid Cap Value Portfolio (formerly, EQ/FI Mid Cap Value Portfolio)

[Income Portfolio]

[Income and Growth Portfolio]

[Balanced Portfolio]

[Moderate Growth Portfolio]

[Aggressive Growth Portfolio]